UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Kodiak AI, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1049 Terra Bella Avenue
Mountain View, California 94043
April 24, 2026
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Kodiak AI, Inc., to be held virtually on June 11, 2026, at 10:00 a.m., Pacific Time.
The annual meeting will be conducted virtually via live webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/KDK2026, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Kodiak AI.
Sincerely,

Don Burnette
Chief Executive Officer

KODIAK AI, INC.
1049 Terra Bella Avenue
Mountain View, California 94043
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Pacific Time, on June 11, 2026.
Place
The annual meeting will be conducted virtually via live webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/KDK2026, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect the two Class I directors named in this proxy statement to hold office until our 2029 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 17, 2026 Only stockholders of record as of the close of business on April 17, 2026 are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 24, 2026 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 24, 2026 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors,

Jordan Coleman
Chief Legal and Policy Officer, Corporate Secretary
April 24, 2026

KODIAK AI, INC.
PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, June 11, 2026 at 10:00 a.m. Pacific Time
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
What is Kodiak’s relationship to Ares Acquisition Corporation II?
Kodiak Robotics, Inc. (“Legacy Kodiak”) was founded in 2018. On September 24, 2025 (the “Closing Date”), Legacy Kodiak consummated a business combination (the “Business Combination”) with Ares Acquisition Corporation II, a publicly listed special purpose acquisition company and Cayman Islands exempted company (“AACT”) and its subsidiary, whereby Legacy Kodiak became a wholly owned subsidiary of AACT and the stockholders of Legacy Kodiak received shares of common stock in AACT that collectively constituted 85.5% of the then outstanding shares of common stock and preferred stock (on an as-converted to common stock basis). On the Closing Date, AACT changed its name from AACT to “Kodiak AI, Inc.”
Unless the context otherwise requires, “we,” “us,” “our,” “Kodiak” and the “Company” refer to Kodiak AI, Inc., a Delaware corporation and its consolidated subsidiaries following the closing of the Business Combination (the “Closing”), references to “AACT” refer to prior to the Closing, and references to “Legacy Kodiak” refer to Kodiak Robotics, Inc., a Delaware corporation, prior to the Closing and Kodiak Robotics, Inc., a Delaware corporation and wholly-owned subsidiary of Kodiak, after the Closing. All references herein to the “Board” refer to the board of directors of Kodiak.
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the 2026 annual meeting of stockholders of Kodiak, and any postponements, adjournments, or continuations thereof. The annual meeting will be held on Thursday, June 11, 2026 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/KDK2026, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials (the "Notice"), containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and the form of proxy and our annual report, is first being sent or given on or about April 24, 2026 to all stockholders of record as of the close of business on April 17, 2026. The proxy materials and our annual report can be accessed as of April 24, 2026 by visiting www.proxyvote.com. If you receive the Notice, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of each Class I director nominee named in this proxy statement to hold office until our 2029 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal; and
•the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
As of the date of this proxy statement, our management and Board were not aware of any other matters to be presented at the annual meeting.

How does the Board recommend that I vote on these proposals?
Our Board recommends that you vote your shares:
•“FOR” the election of each Class I director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
Who is entitled to vote at the annual meeting?
You can vote at the annual meeting if you were a holder of our common stock (the “Common Stock”) or our 9.99% Series A cumulative convertible preferred stock (the “Series A Preferred Stock”) as of the close of business on April 17, 2026, which is the “record date.” As of the record date, there were an aggregate of 183,804,469 shares of Common Stock outstanding and entitled to vote on any matter and 142,155 shares of Series A Preferred Stock outstanding and entitled to vote on any matter. You have one vote for each share of Common Stock held by you as of the record date. The holders of Series A Preferred Stock are entitled to vote on all matters submitted to the stockholders for a vote together with the holders of Common Stock as a single class, on an as-converted basis, with a number of votes per share of Series A Preferred Stock equal to the number of whole shares resulting from (x) the Accrued Value (as defined in the Certificate of Designation of Preferences, Rights and Limitations of 9.99% Series A Cumulative Convertible Preferred Stock (the “Certificate of Designation”)) of such share of Series A Preferred Stock, plus any Accrued but Unpaid Dividends (as defined in the Certificate of Designation) on such share, each as of the record date, divided by (y) the Conversion Price (as defined in the Certificate of Designation) in effect as of the record date. A holder of Series A Preferred Stock is entitled to 104 votes at the annual meeting for each share of Series A Preferred Stock it holds based on the as-converted value of such shares as of the record date, subject to any beneficial ownership limitation applicable to such holder or its Attribution Parties (as defined in the Certificate of Designation). Stockholders are not permitted to cumulate votes with respect to the election of directors.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
As summarized below, there are some distinctions between shares held of record and those owned beneficially, or in “street name.”
Stockholders of Record
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. Throughout this proxy statement, we refer to these holders as “stockholders of record.” As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting.
Beneficial Owners, or “Street Name” Stockholders
If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. Throughout this proxy statement, we refer to these holders as “street name stockholders.” As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. If you do not provide voting instructions, your shares may constitute broker non-votes. As a beneficial owner, you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a signed legal proxy from your broker, bank or other nominee, who is the stockholder of record, giving you the right to vote the shares.
What are broker non-votes and abstentions?
A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a street name stockholder, your broker, bank or other nominee is permitted to vote your shares on the ratification of the independent registered public accounting firm, which is a routine matter, even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any non-routine matter, including for example, a director election, a matter relating to executive compensation or any stockholder proposal. In that case, without your voting instructions, a broker non-vote will occur. You should consult your broker, bank or other nominee if you have questions about this.
An “abstention” will occur at the annual meeting if your shares of Common Stock or Series A Preferred Stock are deemed to be present at the annual meeting, either because you virtually attend the annual meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the annual meeting.
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time at our corporate headquarters located at 1049 Terra Bella Avenue, Mountain View, California 94043 by contacting our corporate secretary.
How many votes are needed for approval of each proposal?
Proposal No. 1 - Election of directors
The election of directors requires a plurality vote of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. “Plurality” means that the two nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominations for election as a director.
Proposal No. 2 - Ratification of appointment of independent registered public accounting firm
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are considered votes present or represented by proxy and, thus, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented by proxy at the annual meeting for the meeting to be properly held under our Bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of holders of a majority of the voting power of our capital stock entitled to vote as of the record date will constitute a quorum to transact business at the annual meeting. Stockholders who log in to the annual meeting using the control number included on their Notice or proxy card will be considered present at the annual meeting. Abstentions, withhold votes and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholders of Record
If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on June 10, 2026 (have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on June 10, 2026 (have your Notice or proxy card in hand when you call);
•by completing, signing and mailing your proxy card, which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/KDK2026, where you may vote during the meeting (have your Notice or proxy card in hand when you visit the website).

Submitting your proxy by Internet, by telephone or by mail will in no way limit your right to vote at the annual meeting if you later decide to attend virtually. Even if you currently plan to virtually attend the annual meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual meeting.
Street Name Stockholders
If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. You must follow the instructions provided by your broker, bank or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholders of Record
If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class I director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
If you are a stockholder of record and you do not submit a proxy or otherwise vote your shares using one of the methods above, then your shares will not be voted.
Street Name Stockholders
Brokers, banks and other nominees holding shares of capital stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Because that proposal is routine, we do not expect it to receive any broker non-votes. Your broker, bank or other nominee will not have discretion to vote on any of our other proposals, including the election of directors, which are considered non-routine matters, absent direction from you. If your broker, bank or other nominee votes your shares on our sole routine matter but is not able to vote your shares on our non-routine matters, then those shares will be treated as broker non-votes with respect to our non-routine matters. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholders of Record
If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at 1049 Terra Bella Avenue, Mountain View, CA 94043, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders
If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
You are entitled to attend the annual meeting only if you were a stockholder as of the record date, a proxy holder for such a stockholder or an invited guest of the Company. We will be hosting the annual meeting via webcast only. You will be able to attend the annual meeting virtually and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/KDK2026. To participate in the annual meeting, you will need the control number included on your Notice or proxy card. If you lose your control number, you may join the annual meeting as a “Guest” but you will not be able to vote or ask questions. The annual meeting webcast will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
Can I ask questions at the annual meeting?
You may submit appropriate questions via the Internet during the annual meeting by participating in the webcast at www.virtualshareholdermeeting.com/KDK2026. We will answer questions that are in compliance with the annual meeting rules of conduct that will be available on the virtual meeting website. Following adjournment of the formal business of the annual meeting, we will address as many questions, pertinent to meeting matters and submitted in accordance with the meeting rules of conduct, as possible in the time allotted for the meeting. If we receive substantially similar questions, we will group those questions together and provide a single response to avoid repetition.
As noted above, if you lose your control number, you may join the annual meeting as a “Guest” but you will not be able to vote or ask questions.
How can I get help if I have trouble checking in or listening to the annual meeting online?
Online check-in to the annual meeting webcast will begin at 9:45 a.m., Pacific Time. You should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the duration of the annual meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the annual meeting. If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are being solicited by and on behalf of our Board. Surajit Datta, our Chief Financial Officer, and Jordan Coleman, our Chief Legal and Policy Officer, and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the annual meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If, however, a proxy card is dated, executed and returned, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote shares with respect to which they hold a proxy. If you have granted a proxy and the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
How can I contact Kodiak’s transfer agent?
You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (800) 509-5586, by writing Continental Stock Transfer & Trust Company, Attention: Shareholder Relations, 1 State Street, 30th Floor, New York, New York 10004-1561, or by e-mail at cstmail@continentalstock.com.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our Board is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. At our discretion, we may engage a proxy solicitation firm to assist us with the solicitation process, and we will bear the costs of any such engagement.
Where can I find the voting results of the annual meeting?
We anticipate announcing preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the "SEC"), within four business days after the meeting. If final voting results are not available to us in time to timely file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to that Form 8-K as soon as they become available.
Why did I receive the Notice instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. We believe that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of the annual meeting and helps conserve natural resources. As a result, we are mailing to our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings. We may, at our discretion, voluntarily choose to mail or deliver a paper copy of the proxy materials, including our proxy statement and annual report, to one or more stockholders.
What does it mean if I receive more than one Notice or more than one set of printed proxy materials?
If you receive more than one Notice or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the Notice or proxy statement and annual report. How may I obtain an additional copy of the Notice or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice or proxy statement and annual report, as applicable, you may contact us as follows:
Kodiak AI, Inc.
Attention: Investor Relations
1049 Terra Bella Avenue
Mountain View, California 94043
Email: investor@kodiak.ai
Tel: (650) 209-8005
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Composition
Kodiak’s business and affairs are organized under the direction of our Board. Our Board consists of seven members, with James Reed serving as Chair. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to Kodiak’s management. Our Board meets on a regular basis and additionally as required.
In accordance with the terms of our Bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
For so long as our Board is classified and subject to the rights of the holders of our preferred stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the total voting power of all then-outstanding shares of Kodiak entitled to vote in the election of directors, voting as a single class.
The names, ages, and certain other information regarding our directors and director nominees as of March 31, 2026 are set forth below:

Name	Age	Position	Director Since	Term Until
Director Nominees
Don Burnette	40	Chief Executive Officer and Class I Director	April 2018	2026
Kristin Sverchek(1)(3)	43	Class I Director	May 2025	2026
Continuing Directors
Mohamed Elshenawy(2)(3)	51	Class II Director	July 2025	2027
Kenneth Goldman(1)(3)	76	Class III Director	May 2025	2028
James Reed	53	Class II Director	May 2023	2027
Allyson Satin(2)	40	Class III Director	September 2025	2028
Scott Tobin(1)(2)	55	Class II Director	September 2021	2027
_____________________________
(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee
Nominees for Director
Don Burnette serves as Kodiak’s Chief Executive Officer and a Class I Director. Mr. Burnette served as Legacy Kodiak’s Chief Executive Officer from when he founded the company in April 2018 through the consummation of the Business Combination. Mr. Burnette is one of the autonomous vehicle industry’s pioneers, with more than a decade of experience working on self-driving software development. Prior to founding Legacy Kodiak, Mr. Burnette served as a Software Technical Lead at Uber Technologies, Inc. from November 2016 to March 2018. Mr. Burnette was the co-founder of Ottomotto LLC, the first self-driving truck startup that was acquired by Uber in August 2016. Prior to that, Mr. Burnette worked at as a software technical lead for Google’s Self-Driving Car Project, Waymo LLC’s predecessor, from May 2010 to February 2016. Mr. Burnette received Bachelor of Science degrees in Physics, Mathematics and Electrical Engineering, and a Master of Science degree in Physics from the University of Florida and a Master of Science degree in Robotics from Carnegie Mellon University.
We believe that Mr. Burnette is qualified to serve on our Board due to his experience as our founder and Chief Executive Officer and his significant experience in the self-driving industry.
Kristin Sverchek serves as a Class I Director of Kodiak. Ms. Sverchek served as a director of Legacy Kodiak from May 2025 through the consummation of the Business Combination. Ms. Sverchek was an Advisor at Lyft, Inc. from August 2024 to November 2024, and President of Lyft from July 2023 to August 2024. Prior to that, Ms. Sverchek served as President of Business Affairs at Lyft from November 2021 to July 2023. Prior to that, Ms. Sverchek served as General Counsel at Lyft from November 2012 to October 2021 and Secretary from October 2015 to October 2021. Ms. Sverchek has also served as Partner at Silicon Legal Strategy, P.C., a premier boutique law firm, from May 2011 to November 2012. Ms. Sverchek earned a Bachelor of Arts degree in Molecular & Cell Biology from University of California, Berkeley and a Juris Doctorate from the University of California, College of the Law, San Francisco.

We believe Ms. Sverchek is qualified to serve on our Board due to her extensive experience leading and advising high growth technology companies.
Continuing Directors
Mohamed Elshenawy serves as a Class II Director of Kodiak. Mr. Elshenawy served as a director of Legacy Kodiak from July 2025 through the consummation of the Business Combination. Mr. Elshenawy has served as the Chief Technology Officer of Hims & Hers Health, Inc., a telehealth company, since May 2025. Prior to that, Mr. Elshenawy served as President and Chief Technology Officer of Cruise LLC, a self-driving car company, from November 2023 to April 2025, as Executive Vice President from February 2022 to December 2023, and as Senior Vice President of Engineering from December 2019 to February 2022. Prior to that, Mr. Elshenawy held leadership roles at Amazon.com, Inc., a multinational technology company. Mr. Elshenawy earned dual Bachelor of Science degree in Computer Engineering and Electrical Engineering from Ain Shams University and an M.B.A. from Texas A&M University-Commerce. Mr. Elshenawy holds more than 10 patents across AI, robotics, and autonomous vehicles.
We believe Mr. Elshenawy is qualified to serve on our Board due to his extensive technical and leadership experience in the self-driving industry.
Kenneth Goldman serves as a Class III Director of Kodiak. Mr. Goldman served as a director of Legacy Kodiak from May 2025 through the consummation of the Business Combination. Mr. Goldman served as the President of Hillspire LLC, a family office management company from September 2017 through April 2022. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc., a provider of internet content and services. Prior to this, Mr. Goldman was the Senior Vice President and Chief Financial Officer of Fortinet Inc. (NASDAQ: FTNT), a provider of threat management technologies, from September 2007 to October 2012. From January 2015 to December 2017, Mr. Goldman served as a member of the PCAOB, Standing Advisory Group. Mr. Goldman has been serving as a member of the PCAOB, Investor Advisory Group since he joined in February 2024. From December 1999 to December 2003, Mr. Goldman served on the Financial Accounting Standards Board’s primary advisory group. Mr. Goldman currently serves on the boards of directors of Fortinet Inc., RingCentral, Inc., a provider of cloud-based communication and collaboration products and services, C3.ai, Inc., an enterprise artificial intelligence software company, and Wealthfront Corporation, a fintech company. Mr. Goldman previously served on the board of directors of Zuora, Inc., an enterprise software company, NXP Semiconductors N.V., a semiconductor company, and TriNET Group, Inc., a human resources management company. Mr. Goldman also served on the board of directors of the Value Reporting Foundation ("VRF”), which is responsible for the financing, oversight, administration and appointment of the VRF Standard Board, from July 2018 to July 2021. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School.
We believe Mr. Goldman is qualified to serve on our Board based on his expertise in finance, including accounting and financial reporting, and his career experience managing human resources and legal functions. Mr. Goldman also has over ten years of outside board experience at the aforementioned companies and numerous other public and private companies.
James Reed serves as a Class II Director of Kodiak. Mr. Reed served as a director of Legacy Kodiak from May 2023 through the consummation of the Business Combination. Mr. Reed has served as the Operating Partner and Senior Advisor for Banner Capital Management, LLC, a private equity firm, since May 2025. Prior to that, Mr. Reed served as the Vice President of Transportation of Walmart Inc. from February 2024 to May 2025. Prior to joining Walmart, Mr. Reed served as the Chief Operating Officer at Legacy Kodiak from November 2022 to February 2024 and as President & Chief Executive Officer at USA Truck, Inc., a provider of transportation and logistics services ("USA Truck"), from January 2017 to October 2022. From October 2022 to April 2024, Mr. Reed served on the board of directors of Moatable, Inc., an incubator of vertical industry SaaS businesses formerly known as Renren Inc. Mr. Reed currently serves on the boards of directors of USA Truck and Loram Maintenance of Way, Inc., a railroad maintenance company. Mr. Reed earned Bachelors of Arts degree in History and a Master of Business Administration, each from Brigham Young University.
We believe Mr. Reed is qualified to serve on our Board due to his experience and expertise in the transportation, technology and finance industries.
Allyson Satin serves as a Class III Director of Kodiak. Ms. Satin served as the Chief Operating Officer of AACT from its formation through the consummation of the Business Combination. Ms. Satin is a Partner in the Ares Corporate Strategy Group of Ares Management Corporation, where she focuses on the firm’s SPAC business. From 2009 to 2020, Ms. Satin was an investment professional in the Ares Private Equity Group, where she participated in various leveraged buyouts, growth equity and distressed debt transactions. Prior to joining Ares in 2009, Ms. Satin was an investment banking Analyst in the Global Financial Sponsors Group at Barclays Capital (formerly Lehman Brothers). Ms. Satin holds a B.S. from the University of California, Berkeley Haas School of Business in Business Administration.

We believe Ms. Satin is qualified to serve on our Board due to her knowledge of and extensive experience with leveraged finance, acquisitions and private equity investments, in addition to her service as a director of other companies.
Scott Tobin serves as a Class II Director of Kodiak. Mr. Tobin served as a director of Legacy Kodiak from September 2021 through the consummation of the Business Combination. Mr. Tobin is a Senior Partner at Battery Ventures, a venture capital and private equity firm that he joined in 1997. Mr. Tobin serves on the boards of directors of several private companies as well as Champions Oncology, Inc. Mr. Tobin graduated with honors from Brandeis University with a Bachelor of Arts degree.
We believe Mr. Tobin is qualified to serve on our Board due to his extensive corporate finance and venture capital and investment experience.
Director Independence
Our Board has undertaken a review of the independence of our directors. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Messrs. Elshenaway, Goldman, and Tobin, and Mses. Sverchek and Satin are independent under the Nasdaq listing rules. In making these determinations, the Board considered all relevant factors, including current and prior relationships with the Company, as outlined in the section titled “Certain Relationships and Related Transactions.” As a result, our Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, Kodiak is subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the Compensation Committee and the Audit Committee, as discussed below.
Role of the Board in Risk Oversight/Risk Committee
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.
Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Family Relationships
Gerhard Eschelbeck, our Chief Security Officer, is the father-in-law of Michael Wiesinger, our Chief Operating Officer. There are no other familial relationships among any of our directors and executive officers.
Legal Proceedings
None of our executive officers or directors have been involved in any legal proceedings in the past ten years that are required to be disclosed under Item 401(f) of Regulation S-K.
Board Committees
Our Board has three standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Copies of the charters for each committee are available on our investor relations website at https://investors.kodiak.ai.
Audit Committee
Our Audit Committee consists of Kenneth Goldman, Kristin Sverchek and Scott Tobin. Our Board has determined that each of the members of the Audit Committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is able to read and understand fundamental financial statements in accordance with Nasdaq’s requirements and Audit Committee requirements. In arriving at this determination, our Board examined each of the Audit Committee members’ scope of experience and the nature of their prior and/or current employment.
Kenneth Goldman serves as the chair of our Audit Committee. Our Board has determined that Kenneth Goldman qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq rules. In making this determination, our Board considered his formal education and previous experience in financial roles. In addition, our Board has considered Mr. Goldman’s simultaneous service on the audit committees of Kodiak and more than two other public companies and has determined that such simultaneous service does not impair his ability to effectively serve as a member of our Audit Committee. Kodiak’s independent registered public accounting firm and management will periodically meet privately with the Audit Committee.
The functions of this committee include, among other things:
•evaluating the performance, independence and qualifications of Kodiak’s independent auditors and determining whether to retain Kodiak’s existing independent auditors or engage new independent auditors;
•providing oversight of the internal audit function, ensuring its independence, objectivity, and effectiveness in promoting a strong internal controls environment;
•reviewing Kodiak’s financial reporting processes and disclosure controls;
•reviewing and approving the engagement of Kodiak’s independent auditors to perform audit services and any permissible non-audit services;
•reviewing Kodiak’s cash management, investing activities and tax planning and compliance and approving related policies;
•reviewing the adequacy and effectiveness of Kodiak’s internal controls policies and procedures, including the responsibilities, budget, staffing and effectiveness of Kodiak’s internal audit function, if applicable;
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by Kodiak;
•obtaining and reviewing at least annually a report by Kodiak’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•monitoring the rotation of partners of Kodiak’s independent auditors on Kodiak’s engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of Kodiak’s independent auditor;
•reviewing Kodiak’s annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with Kodiak’s independent auditors and management;
•reviewing with Kodiak’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of Kodiak’s financial controls and critical accounting policies;
•reviewing with management any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention and treatment of complaints received by Kodiak regarding financial controls, accounting, auditing or other matters;
•preparing the report that the SEC requires in Kodiak’s annual proxy statement;
•reviewing and providing oversight of any related person transactions in accordance with Kodiak’s related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including Kodiak’s Code of Conduct (as defined below);
•consider questions of actual or possible conflicts of interests of Kodiak’s Board members and of its corporate officers and approve or prohibit applicable transactions or matters;
•reviewing Kodiak’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
•reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. From the Closing Date through December 31, 2025, our Audit Committee held two meetings.
Compensation Committee
Our Compensation Committee consists of Mohamed Elshenawy, Allyson Satin and Scott Tobin. Scott Tobin serves as the chair of the Compensation Committee. Our Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq. The functions of the committee include, among other things:
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•reviewing and approving or recommending for our Board approval the compensation and other terms of employment and any other material arrangements for Kodiak’s executive officers;
•review, approve and administer, including adoption or amendment, of employee benefit and equity incentive plans and approving amendments to such plans;
•reviewing and making recommendations to our Board regarding the type and amount of compensation to be paid for service on our Board and its committees;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•reviewing and approving or recommending to the Board for approval, the administration, including the adoption or amendment, of any clawback policy;
•reviewing with management Kodiak’s disclosures under the caption “Compensation Discussion and Analysis” in Kodiak’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•preparing an annual report on executive compensation that the SEC requires in Kodiak’s annual proxy statement;
•advising the Board on management proposals to stockholders on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and proposals received from stockholders on executive compensation matters;
•reviewing risk management and compensation policies and practices to determine whether the policies and practices encourage excessive risk-taking; and
•reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.
Our Chief Executive Officer and Chief People Officer typically make recommendations to our Compensation Committee and often attend Compensation Committee meetings, and our Chief Executive Officer is typically involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term incentive compensation for each executive officer (other than himself) based on our results, the executive officer’s contribution toward these results, and the executive officer’s individual performance. Our Compensation Committee then reviews the recommendations and other data furnished by its independent compensation consultant. Our Compensation Committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our Board regarding these executive officers’ compensation for its approval. Our Compensation Committee may delegate its authority when it deems it appropriate and in the best interests of the Company and when such delegation would not violate applicable law, regulation, Nasdaq rules, or SEC requirements. From the Closing Date through December 31, 2025, our Compensation Committee held one meeting.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Mohamed Elshenawy, Kenneth Goldman and Kristin Sverchek. Our Board has determined that each of the members of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq.
Kristin Sverchek serves as the chair of our Nominating and Corporate Governance Committee. The functions of this committee include, among other things:

•identifying, reviewing and making recommendations of candidates to serve on our Board;
•evaluating the performance of our Board, committees of our Board and individual directors and recommending to our Board whether continued service on our Board is appropriate;
•evaluating nominations by stockholders of candidates for election to our Board;
•evaluating the current size, composition and organization of our Board and its committees and making recommendations to our Board for approvals;
•developing a set of corporate governance policies and guidelines and recommending to our Board any changes to such policies and guidelines;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our Board current and emerging corporate governance trends;
•reviewing periodically the succession planning process for Kodiak’s executive management team and assisting our Board in evaluating potential successors;
•reviewing and discussing with management disclosure of Kodiak’s corporate governance practices and recommending any proposed disclosure to be included in Kodiak’s proxy statement or annual report to our Board; and
•reviewing periodically the Nominating and Corporate Governance Committee charter, structure and membership requirements and recommending any proposed changes to our Board, including undertaking an annual review of its own performance.
The composition and function of the Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. From the Closing Date through December 31, 2025, our Nominating and Corporate Governance Committee did not hold any meetings.
Attendance at Board and Stockholder Meetings
From the Closing Date through December 31, 2025, our Board held one meeting, and each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis but not less than twice a year.
Compensation Committee Interlocks and Insider Participation
During 2025, Messrs. Elshenawy and Tobin and Ms. Satin served on the Compensation Committee. None of the members of our Compensation Committee is or has ever been an officer or employee of Kodiak, except for Ms. Satin who served as AACT’s Chief Operating Officer prior to the Business Combination and currently serves as a member of our Board and Compensation Committee. Ms. Satin was not an employee of AACT and did not receive any compensation in her role as AACT’s Chief Operating Officer. See the section titled “Certain Relationships and Related Transactions,” for information about related party transactions involving members of our Compensation Committee or their affiliates. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of our Board or Compensation Committee.

Limitation on Liability and Indemnification of Directors and Officers
The Delaware General Corporation Law (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer to the fullest extent permitted by the DGCL, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The DGCL prohibits our Certificate of Incorporation from limiting the liability of directors or officers for the following:
•any breach of the director’s or officer’s duty of loyalty to Kodiak or Kodiak’s stockholders;
•acts or omissions of a director or officer not in good faith or that involve intentional misconduct or a knowing violation of law;
•with respect to a director, unlawful payment of dividends or unlawful stock repurchases or redemptions;
•any transaction from which the director or officer derived an improper personal benefit; and
•with respect to an officer, any action by or in the right of Kodiak.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of a director or officer of Kodiak will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Our Certificate of Incorporation does not eliminate a director’s or officer’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s or officer’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
Our Bylaws provide that we shall indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service to the fullest extent permitted by law. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding to the fullest extent permitted by law. Our Bylaws also empower us to purchase insurance on behalf of any person whom we are required or permitted to indemnify.
The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and any indemnification agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Considerations in Evaluating Director Nominees
The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Corporate Governance Committee considers the current size and composition of the Board and the needs of the Board and the respective committees of the Board. Some of the qualifications that the Nominating and Corporate Governance Committee considers include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board, other time commitments, diversity with respect to professional background, education, race and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. The Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating and Corporate Governance Committee, the Board or management. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board the director nominees for selection.
Stockholder Recommendations and Nominations to our Board of Directors
The Nominating and Corporate Governance Committee considers recommendations and nominations for candidates to the Board from stockholders in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources, so long as such recommendations and nominations comply with the Certificate of Incorporation and Bylaws, all applicable Company policies and all applicable laws, rules and regulations. Stockholders holding at least three (3) percent of the fully diluted capitalization of the Company continuously for at least three (3) years prior to the date of the submission may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Secretary of the Company. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our policies and procedures for director candidates, as well as the regular nominee criteria described above.
Under our Bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our Bylaws and the rules and regulations of the SEC and should be sent in writing to our Corporate Secretary. To be timely for our 2027 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters-Stockholder Proposals or Director Nominations for 2027 Annual Meeting.”
Director Communications
Stockholders and other interested parties wishing to communicate directly with our directors may do so by writing and sending the correspondence to our Legal Department at our principal executive office at 1049 Terra Bella Avenue, Mountain View, California 94043.
Our Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that render them improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. If appropriate, our Legal Department will route such communications to the appropriate director(s) or, if none is specified, to the chairperson of the Board or the lead independent director (if one is appointed) if the chairperson of the Board is not independent.
Our Legal Department may decide in the exercise of its judgment whether a response to any communication is necessary and will provide a report to the Nominating and Corporate Governance Committee on a quarterly basis of any communications received to which the Legal Department has responded.
These policies and procedures for communications with the non-management directors are administered by the Nominating and Corporate Governance Committee. These policies and procedures do not apply to communications to directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Insider Trading Policies and Procedures
We maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities that are applicable to all of our directors, officers, employees, consultants, contractors and advisors. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, with regard to Kodiak’s trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our Board are prohibited from, among other things, (1) engaging in short sales involving our securities, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans or as part of any other pledging transaction and (5) holding our Common Stock in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
Our Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”). The Corporate Governance Guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a code of business conduct and ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Corporate Governance Guidelines and the Code of Conduct are available on our investor relations website at https://investors.kodiak.ai. Information contained on or accessible through our website is not a part of this Annual Report, and the inclusion of our website address in this Annual Report is an inactive textual reference only. Our Board, or a duly appointed committee thereof, is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
Non-Employee Director Compensation
Our Board reviews director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.
Prior to the consummation of the Business Combination, Legacy Kodiak had no formal agreement or program under which non-employee directors received compensation for their service on the Legacy Kodiak board of directors (the “Legacy Kodiak Board”) or its committees, but Legacy Kodiak granted option awards to each of Messrs. Elshenawy and Goldman and Ms. Sverchek in connection with his or her initial appointment to the Legacy Kodiak Board in 2025, which options were assumed by us in connection with the Business Combination and are included in the Fiscal 2025 Director Compensation Table below. Legacy Kodiak also reimbursed non-employee directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as non-employee directors.
In connection with the consummation of the Business Combination, the Board adopted a new compensation policy for our non-employee directors, which governs their cash and equity compensation following the consummation of the Business Combination (the “Director Compensation Policy”). Under our Director Compensation Policy, each eligible non-employee director will receive cash and equity compensation for board services described below, unless otherwise waived. We also will continue to reimburse our eligible non-employee directors for reasonable, customary, and documented travel expenses to board and committee meetings.
Mr. Burnette does not receive additional compensation for his service as a director.
Director Compensation Policy
Cash Compensation
Eligible non-employee directors are entitled to receive the following cash compensation for their services under the Director Compensation Policy:
•$60,000 per year for service as a member of the Board;
•$40,000 per year for service as non-employee chair of the Board;
•$20,000 per year for service as chair of the Audit Committee;
•$10,000 per year for service as a member of the Audit Committee;
•$15,000 per year for service as chair of the Compensation Committee;
•$7,500 per year for service as a member of the Compensation Committee;

•$10,000 per year for service as chair of the Nominating and Corporate Governance Committee; and
•$5,000 per year for service as a member of the Nominating and Corporate Governance Committee.
Each eligible non-employee director who serves as the chair of a committee receives only the additional annual fee as the chair of the committee and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.
Equity Compensation
Initial Award
Under the Director Compensation Policy, each person who first becomes a non-employee director following the Closing Date (excluding for this purpose, individuals who were non-employee directors of Legacy Kodiak prior to the Closing Date) automatically will be granted the following awards of restricted stock units (“RSUs”) covering a number of shares having a grant date fair value (determined in accordance with GAAP) equal to $390,000, rounded to the nearest whole share (an “Initial Award”). The Initial Award will be made on the first trading date on or after the date on which such individual first becomes a non-employee director, whether through election by our stockholders or appointment by our Board to fill a vacancy. If an individual was a member of our Board and also an employee, becoming a non-employee director due to termination of employment will not entitle the non-employee director to an Initial Award.
Subject to our Director Compensation Policy, one-third (1/3rd) of the RSUs subject to an Initial Award will vest on each anniversary of the grant date, subject to the non-employee director continuing to be a service provider to us through the applicable vesting date.
Annual Award
Under the Director Compensation Policy, each eligible non-employee director automatically will be granted, on the date of each annual meeting of our stockholders starting in 2026, an annual award of RSUs covering a number of shares having a grant date fair value (determined in accordance with GAAP) of $195,000, rounded to the nearest whole share (the “Annual Award”) subject to the non-employee director remaining a service provider on the grant date; provided, however, that if an individual commenced service as a non-employee director after the date of the annual meeting that occurred immediately prior to such annual meeting, then the Annual Award will be prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the 12- month period immediately preceding such annual meeting. Subject to the terms of our Director Compensation Policy, an Annual Award will vest on the earlier of the first anniversary of the grant date or our next annual meeting of stockholders, subject to the eligible non-employee director continuing to be a service provider to us through the applicable vesting date.
Other Terms
The Director Compensation Policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year, increased to $1,000,000 in the initial fiscal year of service as a non-employee director. For purposes of this limitation, the value of equity awards are based on the grant date fair value (determined in accordance with GAAP). Any cash compensation paid or equity awards granted to a person for his or her services as a consultant (other than as a non-employee director), does not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
In the event of a “change in control” (as defined in the 2025 Plan), each non-employee director will fully vest in his or her outstanding equity awards under the 2025 Plan, including any Initial Award or Annual Award, provided that the eligible non-employee director continues to be a non-employee director through such date.
Fiscal 2025 Director Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our non-employee directors for the fiscal year ended December 31, 2025. Mr. Burnette receives no additional compensation for his service as a director. See the section titled “Executive Compensation” for additional information regarding Mr. Burnette’s compensation.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Mohamed Elshenawy(3)	19,466	1,198,093	1,217,559
Kenneth Goldman(3)	22,822	1,198,093	1,220,915
Ross Kestin(4)	-	-	-
James Reed(3)	26,849	-	26,849
Allyson Satin(5)	-	-	-
Kristin Sverchek(3)	21,479	1,198,093	1,219,572
Scott Tobin	22,822	-	22,822
_____________________________
(1) All option awards were originally granted under the Legacy Kodiak 2018 Equity Incentive Plan (the “2018 Plan”) and have since been assumed by us in the Business Combination. The amounts reported represent the aggregate grant-date fair value of the stock options awarded to the directors in fiscal 2025, computed in accordance ASC 718, excluding the effect of any estimated forfeitures. Assumptions used in the calculation of this amount are included in Note 14 to our audited consolidated financial statements included in this Annual Report.

(2) The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2025.

Name	Number of Shares Underlying Outstanding Options
Mohamed Elshenawy	183,095
Kenneth Goldman	183,095
Ross Kestin	-
James Reed	1,237,151
Allyson Satin	-
Kristin Sverchek	183,095
Scott Tobin	-

(3) In connection with the Business Combination, each of Messrs. Elshenawy, Goldman and Reed and Ms. Sverchek received certain RSU grants in respect of outstanding Legacy Kodiak Options prior to the Effective Time (“Earnout RSUs”). The Earnout RSUs are not intended to be compensatory and have therefore been excluded from tabular disclosure in this section.

(4) Ross Kestin served as member of the Legacy Kodiak Board until July 2025.
(5) Allyson Satin waived payment of her cash compensation for fiscal year 2025.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS
Our Board currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then ending. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, each of Don Burnette and Kristin Sverchek as nominees for election as directors at the annual meeting. If elected, each of Mr. Burnette and Ms. Sverchek will serve as a director until our 2029 annual meeting and his or her respective successor is elected and qualified or until his or her earlier death, resignation, or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance-Nominees for Director.”
Each of Mr. Burnette and Ms. Sverchek has agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2026. Deloitte served as our independent registered public accounting firm for the fiscal year ended December 31, 2025.
At the annual meeting, we are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. If our stockholders do not ratify the appointment of Deloitte, then our Audit Committee may reconsider the appointment. One or more representatives of Deloitte are expected to be present at the annual meeting. They will have an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from our stockholders.
Changes in Certifying Accountant
As previously disclosed on our Current Report on Form 8-K filed with the SEC on September 30, 2025, for accounting purposes, the Business Combination was treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Legacy Kodiak, are the historical financial statements of the Company. Ernst & Young LLP (“EY”) audited the historical financial statements of Kodiak Robotics, Inc. for the year ended December 31, 2023 and subsequently resigned. The historical financial statements of Kodiak Robotics, Inc. have been audited by Deloitte for the year ended December 31, 2024. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.
There were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in its report on Legacy Kodiak’s pre-merger financial statements for such periods. There have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Dismissal of independent registered public accounting firm
On September 24, 2025, the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), AACT's independent registered public accounting firm prior to the Business Combination and notified Withum that it will not be engaged to audit the Company’s consolidated financial statements for the year ending December 31, 2025.
The Report of Independent Registered Public Accounting Firm on AACT’s financial statements as of December 31, 2024 and 2023 and for the years then ended, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that such report on the Company’s financial statements contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.
During the period from March 15, 2021 (AACT’s inception) to December 31, 2024 and the subsequent interim period through September 24, 2025, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference thereto in its report on AACT’s pre-merger financial statements for such periods. During the period from March 15, 2021 to December 31, 2024 and the subsequent interim period through September 24, 2025, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Disclosures regarding engagement of independent auditor

On September 24, 2025, the Audit Committee recommended and the Board approved the engagement of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2025. Deloitte served as independent registered public accounting firm of Legacy Kodiak prior to the Business Combination. During the period from January 1, 2023 to December 31, 2024 and subsequent interim period through September 24, 2025, neither the Company nor anyone on the Company’s behalf consulted with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).
Fees Paid to Independent Registered Public Accounting Firm
The following table provides information regarding the fees billed by Deloitte & Touche LLP (“Deloitte”) for the fiscal years ended December 31, 2025 and December 31, 2024, inclusive of out-of-pocket expenses.

	2025	2024
Audit Fees(1)	$2,622,190	$483,906
Audit-Related Fees	—	—
Tax Fees(2)	138,513	135,914
All Other Fees	—	—
Total Fees	$2,760,703	$619,820
________________________
(1) Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings.

(2) Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.
Fees Paid to Prior Independent Registered Public Accounting Firm
The following is a summary of fees paid to Withum for services rendered for the fiscal years ended December 31, 2025 and 2024.
Audit Fees
Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Withum in connection with regulatory filings. The aggregate fees billed by Withum for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the years ended December 31, 2025 and 2024 totaled $194,915 and $104,520, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.
Audit-Related Fees
Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Withum for audit related fees for the years ended December 31, 2025 and 2024.
Tax Fees
We did not pay Withum for tax fees for the years ended December 31, 2025 and 2024.
All Other Fees
We did not pay Withum for other services for the years ended December 31, 2025 and 2024.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with requirements of the SEC and the PCAOB regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
The audit committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the audit committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the audit committee if it is to be provided by the independent registered public accounting firm. The policy authorizes the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Following the adoption of our pre-approval policy in September 2025, all services provided by Deloitte for our fiscal year ended December 31, 2025, which includes all fees for audit services, were pre-approved by our audit committee in accordance with the policy. All services provided by Deloitte for our fiscal year ended December 31, 2025 were approved by our Board.
Auditor Independence
In 2025, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.
Vote Required
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Board Recommendation
OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2026.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the Nasdaq listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the board of directors. This written charter is reviewed at least annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•    reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP;
•    discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC; and
•    received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.
Based on the review and discussions noted above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 11, 2026.
Respectfully submitted by the members of the Audit Committee of the board of directors:

Kenneth Goldman (Chair)
Kristin Sverchek
Scott Tobin
This Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The names, ages, and positions of our executive officers as of March 31, 2026 are set forth below:

Name	Age	Position
Don Burnette	40	Chief Executive Officer and Class I Director
Surajit Datta	51	Chief Financial Officer
Jordan Coleman	43	Chief Legal and Policy Officer
Zsuzsanna Major	53	Chief People Officer
Andreas Wendel	42	Chief Technology Officer
Michael Wiesinger	39	Chief Operating Officer
Don Burnette serves as Kodiak’s Chief Executive Officer and is a Class I Director. For a biography of Mr. Burnette, please see the above section titled “Board of Directors and Corporate Governance-Nominees for Director”
Surajit Datta serves as Kodiak’s Chief Financial Officer. Mr. Datta served as Legacy Kodiak’s Chief Financial Officer from August 2025 through the consummation of the Business Combination. Prior to joining Legacy Kodiak, Mr. Datta served as Vice President of Finance at SentinelOne, Inc., a cybersecurity company, from April 2022 to June 2025. Prior to that, from July 2017 to April 2022, Mr. Datta served at Arm Inc., a semiconductor IP company, as Vice President of Finance and Vice President of Corporate Development. Mr. Datta received a B. Tech in Chemical Engineering from the Indian Institute of Technology, Kharagpur, a PGDM in Finance and Marketing from the Indian Institute of Management, Calcutta, and an MBA in Finance and Accounting from the University of Chicago, Booth School of Business.
Jordan Coleman serves as Kodiak’s Chief Legal and Policy Officer. Mr. Coleman served as Legacy Kodiak’s Chief Legal and Policy Officer from March 2023 through the consummation of the Business Combination, prior to which he served as Legacy Kodiak’s General Counsel since December 2018. Before joining Legacy Kodiak, Mr. Coleman practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati and DLA Piper. Mr. Coleman received a Bachelor of Science degree in International Business from Georgetown University and a Juris Doctor from the University of California, College of the Law, San Francisco.
Zsuzsanna Major serves as Kodiak’s Chief People Officer. Ms. Major served as Legacy Kodiak’s Chief People Officer from May 2025 through the consummation of the Business Combination, and previously served as Vice President of People from October 2018 to May 2025. Prior to joining Legacy Kodiak, Ms. Major served as Vice President of People Operations at Kitty Hawk, an autonomous aircraft manufacturer (previously Zee.Aero), from March 2010 to March 2018. Prior to that, Ms. Major was Senior HR & Business Operations Manager at OQO Inc., a computer hardware manufacturing company, from May 2006 to June 2009. Ms. Major received a Bachelor of Commerce degree in International Business from Concordia University in Montreal.
Andreas Wendel serves as Kodiak’s Chief Technology Officer. Mr. Wendel served as Legacy Kodiak’s Chief Technology Officer from February 2022 through the consummation of the Business Combination. From May 2018 to February 2022, Mr. Wendel served in various roles, including as Vice President of Engineering, after joining Legacy Kodiak as a founding engineer. Prior to joining Legacy Kodiak, Mr. Wendel led Software Engineering teams for Waymo LLC, an autonomous driving technology company, from January 2017 to May 2018 as its Perception Tech Lead, and from August 2013 to December 2016 for Waymo LLC’s predecessor Google’s Self-Driving Car Project as Software Engineer. Mr. Wendel was a researcher and lecturer at the Institute of Computer Graphics and Vision at Graz University of Technology, where he founded the Aerial Vision Group, a workgroup which researches computer vision for autonomous drones, from October 2009 to August 2013. Mr. Wendel received a Bachelor of Science degree in Information and Computer Engineering (Telematik), a Master of Science degree in Information and Computer Engineering (Telematik), and a Ph.D. in Computer Science from Graz University of Technology.
Michael Wiesinger serves as Kodiak’s Chief Operating Officer. Mr. Wiesinger served as Legacy Kodiak’s Chief Operating Officer from April 2025 through the consummation of the Business Combination. From October 2019 until April 2025 he served in various roles for Legacy Kodiak, including as Vice President of Commercialization. Prior to joining Legacy Kodiak, Mr. Wiesinger served in various positions at Boston Consulting Group between February 2014 and September 2019, most recently as Project Leader. Mr. Wiesinger graduated from Vienna University of Economics and Business with a Master of Science in Management and from Vienna University of Technology with a Bachelor of Science in Industrial Engineering and a Master of Science in Industrial Engineering.

EXECUTIVE COMPENSATION
This section provides an overview of our executive compensation programs for the executive officers who are named in the “Named Executive Officers Summary Compensation Table” below, including a narrative description of the material factors necessary to understand the information disclosed therein. We are considered an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, our reporting obligations extend only to the individuals serving as our Chief Executive Officer and our two other most highly compensated executive officers.
Following the consummation of the Business Combination, we developed and adopted an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to our long-term success. Decisions on the executive compensation program made by the Compensation Committee.
For the fiscal year ended December 31, 2025, our named executive officers were:
•Don Burnette - Chief Executive Officer
•Surajit Datta - Chief Financial Officer
•Michael Wiesinger - Chief Operating Officer
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.
Named Executive Officers Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2024 and 2025, except in the case of Mr. Datta who was not a named executive officer for the fiscal year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Don Burnette Chief Executive Officer	2025	375,000	7,029,580	300,000	7,704,580
	2024	325,000	—	65,000	390,000
Surajit Datta(3) Chief Financial Officer	2025	141,667	13,421,254	92,083	13,655,004
	2024	—	—	—	—
Michael Wiesinger Chief Operating Officer	2025	354,500	2,962,749	230,425	3,547,674
	2024	294,365	486,797	73,530	854,692
_____________________
(1) All option awards were originally granted under the Legacy Kodiak 2018 Plan and have since been assumed by us in the Business Combination. Amounts reported represent the aggregate grant date fair value of stock options granted to each named executive officer computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC Topic 718, Compensation—Stock Compensation (“ASC 718”), excluding the effect of any estimated forfeitures. Assumptions used in the calculation of this amount are included in Note 13 to our audited consolidated financial statements included in this Annual Report.

(2) Represents cash bonuses earned by the named executive officers pursuant to the Legacy Kodiak Incentive Bonus Plan.
(3) Mr. Datta commenced employment with Legacy Kodiak in August 2025.
Narrative Disclosure to Named Executive Officers Summary Compensation Table
For the fiscal year ended December 31, 2025, the compensation program for our named executive officers consisted of base salary and incentive compensation in the form of bonuses and stock option awards.
Employment Arrangements with Named Executive Officers
Legacy Kodiak entered into written continuing employment letters or offer letters setting forth the terms and conditions of employment for each of our named executive officers, as described below. Additionally, each of our named executive officers is also entitled to certain change in control and/or severance benefits upon the occurrence of certain events, the terms of which are described in more detail below under the section titled “Potential Payments upon Termination or Change in Control.”
Don Burnette

Legacy Kodiak entered into a continuing employment letter with Mr. Burnette, our Chief Executive Officer. The confirmatory employment letter has no specific term, provides for at-will employment and provides for eligibility to participate in Company-sponsored benefits programs. In addition, Legacy Kodiak entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Mr. Burnette, which remains in effect. For 2025, Mr. Burnette’s annual base salary was initially $325,000 and was increased to $425,000 effective as of July 1, 2025, and his annual target bonus was 80% of base salary.
Surajit Datta
Legacy Kodiak entered into an offer letter with Mr. Datta, our Chief Financial Officer. The offer letter has no specific term, provides for at-will employment and provides for eligibility to participate in Company-sponsored benefits programs. In addition, Legacy Kodiak entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Mr. Datta, which remains in effect. For 2025, Mr. Datta’s annual base salary was $400,000 and his annual target bonus was 65% of base salary.
Michael Wiesinger
Legacy Kodiak entered into a continuing employment letter with Mr. Wiesinger, our Chief Operating Officer. The confirmatory employment letter has no specific term, provides for at-will employment and provides for eligibility to participate in Company-sponsored benefits programs. In addition, Legacy Kodiak entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with Mr. Wiesinger, which remains in effect. For 2025, Mr. Wiesinger’s annual base salary was initially $309,000 and was increased to $400,000 effective as of July 1, 2025, and his annual target bonus was 65% of base salary.
Base Salary
Base salaries are set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.
Non-Equity Incentive Compensation
Incentive Bonus Plan
For 2025, each of our named executive officers were eligible to earn an annual bonus under our Incentive Bonus Plan based upon an assessment of achievement of corporate goals, which included the delivery of a certain number of autonomous semi-trucks in 2025. In early 2026, we determined achievement for each of our named executive officers and each received a bonus payout at 100% of target.
Executive Incentive Compensation Plan
In connection with the consummation of the Business Combination, the Board considered and approved an Executive Incentive Compensation Plan (the “Incentive Compensation Plan”) to provide periodic incentive bonus opportunities to Kodiak employees. The Compensation Committee administers the Incentive Compensation Plan.
Under the Incentive Compensation Plan, the administrator determines the performance goals applicable to any award, which goals may include, without limitation, goals related to: research and development milestones; regulatory milestones or regulatory-related goals; gross margin; financial milestones; new product or business development; operating margin; product release timelines or other product release milestones; publications; cash flow; procurement; savings; internal structure; leadership development; project function or portfolio-specific milestones; license or research collaboration agreements; capital raising; initial public offering preparations; patentability; and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.
The administrator of the Incentive Compensation Plan may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards will be paid in cash (or its equivalent) in a single lump sum only after they are earned, which usually requires continued employment through the date the actual award is paid. The administrator reserves the right to settle an actual award with a grant of an equity award under Kodiak’s then-current equity compensation plan, which equity award may have such terms and conditions, as the administrator determines. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in the Incentive Compensation Plan. The administrator has the authority to amend, alter, suspend or terminate the Incentive Compensation Plan, provided such action does not materially alter or materially impair the existing rights of any participant with respect to any earned awards.
Equity Awards
Legacy Kodiak historically granted stock options under the 2018 Plan to its employees, consultants, and directors, including certain of our named executive officers, which options were assumed by us in connection with the Business Combination. In order to provide a long-term incentive, these stock options generally vest over four years subject to continued service. The vesting terms of stock options granted to our named executive officers that were outstanding as of December 31, 2025 are set forth in the “Outstanding Equity Awards at Fiscal 2025 Year End” table below.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(4)
Equity compensation plans approved by security holders(1)	74,672,900	$1.89	12,113,470
_____________________________
(1) Includes the 2018 Plan, the 2025 Plan, and the ESPP. The 2018 Plan expired as to future grants in September 2025.
(2) Includes stock options and restricted stock units.
(3) Weighted-average exercise prices are calculated without regard to restricted stock units, which do not have any exercise price.
(4) Includes: 6,474,470 shares from the 2025 Plan and 5,639,000 shares from the ESPP. The 2025 Plan provides that on the first day of each year beginning on January 1, 2026, the number of shares of Common Stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 56,390,000 shares of Common Stock, (ii) 5% of the outstanding shares of all classes of our Common Stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as the plan administrator may determine. The ESPP provides that on the first day of each year beginning January 1, 2026, the number of shares of Common Stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 11,280,000 shares, (ii) 1% of the outstanding shares of all classes of our Common Stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as the plan administrator may determine. On January 1, 2026, the number of shares of Common Stock available for issuance under the 2025 Plan and the ESPP increased by 9,084,526 shares and 1,816,905 shares, respectively, pursuant to these provisions. These changes are not reflected in the table above.

Outstanding Equity Awards at Fiscal 2025 Year End
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2025:

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date
Don Burnette(3)	06/27/2025	127,134	889,950	6.84	06/26/2035
Surajit Datta(4)	08/27/2025	-	2,035,914	8.88	08/26/2035
Michael Wiesinger(5)	11/01/2022	409,354	-	0.68	12/22/2031
Michael Wiesinger(6)	11/01/2022	77,257	11,050	0.68	06/01/2032
Michael Wiesinger(7)	12/18/2022	274,869	91,628	0.68	12/17/2032
Michael Wiesinger(8)	08/30/2023	82,788	49,673	0.68	08/29/2033
Michael Wiesinger(9)	08/21/2024	455,068	585,099	0.47	08/20/2034
Michael Wiesinger(10)	06/27/2025	53,578	375,050	6.84	06/26/2035
_____________________________
(1) All stock options were granted pursuant to the Legacy Kodiak 2018 Plan. In connection with the Business Combination, each of our named executive officers received Earnout RSUs. The Earnout RSUs are not intended to be compensatory and are therefore excluded from tabular disclosure in this section.

(2) This column represents the fair market value of a share of Legacy Kodiak Common Stock on the date of the grant, as determined by our board of directors. The exercise price of each of Mr. Wiesinger’s equity awards with a grant date of November 11, 2022 was repriced to $0.45 per share in November 2022. In connection with the closing of the Business Combination, each outstanding option to purchase shares of Legacy Kodiak Common Stock, whether vested or unvested, was exchanged for a comparable option to purchase that number of shares of Common Stock of the Issuer based on the Common Stock Exchange Ratio. The exercise price for each such option was also accordingly adjusted based on the Common Stock Exchange Ratio.

(3) 1/8th of the shares subject to the option vested on December 30, 2025 and 1/48th of the shares subject to the option vest each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(4) 1/4th of the shares subject to the option vest on August 25, 2026 and 1/48th of the shares subject to the option vest each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(5) 1/8th of the shares subject to the option vested on June 15, 2022 and 1/48th of the shares subject to the option began vesting each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(6) 1/8th of the shares subject to the option vested on December 15, 2022 and 1/48th of the shares subject to the option began vesting each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(7) 1/8th of the shares subject to the option vested on June 15, 2023 and 1/48th of the shares subject to the option began vesting each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(8) 1/8th of the shares subject to the option vested on December 15, 2023 and 1/48th of the shares subject to the option vest each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(9) 1/8th of the shares subject to the option vested on September 1, 2024 and 1/48th of the shares subject to the option vest each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(10) 1/8th of the shares subject to the option vest on December 30, 2025 and 1/48th of the shares subject to the option vest each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

Awards held by certain of our named executive officers may be eligible for accelerated vesting under specified circumstances, as described in more detail below under the section titled “Potential Payments upon Termination or Change in Control.”
No Nonpublic Material Information Taken into Account for Executive Compensation
Our Board and Compensation Committee do not take material nonpublic information into account when determining the timing and terms of any stock option grant or any other equity compensation. The timing of any stock option grants to recipients in connection with new hires, promotions or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal year 2025, we did not award stock option grants to our named executive officers in the period beginning four business days before the filing or furnishing of a report disclosing material nonpublic information and ending one business day thereafter.

Potential Payments upon Termination or Change in Control
Change in Control and Severance Policy
In connection with the consummation of the Business Combination, the Board considered and approved a new Change in Control and Severance Policy, in which designated participants, including our named executive officers, will participate (the “Severance Policy”). The Severance Policy provides as follows:
If we terminate a named executive officer’s employment other than for “cause,” death or “disability” or such named executive officer resigns for “good reason” during the period from the period beginning three months prior to a “change in control” (as such terms are defined in the Severance Policy) and ending twelve months following a change in control (the “change in control period”), such named executive officer will be eligible to receive the following severance benefits (less applicable tax withholdings):
•100% of the named executive officer’s then-outstanding and unvested equity awards will become fully vested and exercisable and any applicable performance goals will be deemed achieved at 100% of target;
•A lump sum cash amount equal to 100% of the named executive officer’s base salary (or, for Mr. Burnette, 150%) as in effect immediately prior to the termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then the named executive officer’s annual base salary in effect immediately prior to such reduction) or the change in control, whichever is greater;
•A lump sum payment equal to the named executive officer’s target bonus for the year of such termination of employment based on actual achievement and pro-rated based on the portion of such year that the named executive officer was employed by us; and
•Payment or reimbursement of continued health coverage for the named executive officer and the named executive officer’s eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of up to 12 months (or, for Mr. Burnette, 18 months) or a taxable lump sum payment in lieu of payment or reimbursement, as applicable.
If we terminate a named executive officer’s employment other than for “cause,” death, or “disability,” or the named executive officer resigns for “good reason,” in any case, outside of the change in control period, such named executive officer will be eligible to receive the following severance benefits (less applicable tax withholdings):
•A lump sum cash amount equal to 50% of the named executive officer’s base salary (or, for Mr. Burnette, 100%) in effect immediately prior to the termination (or if the termination is due to resignation for good reason based on a material reduction in base salary, then the annual base salary in effect immediately prior to such reduction); and
•Payment or reimbursement of continued health coverage for the named executive officer and the named executive officer’s eligible dependents under COBRA for a period of up to 6 months (or, for Mr. Burnette, 12 months) or a taxable lump sum payment in lieu of payment or reimbursement, as applicable.
To receive the severance benefits upon a qualifying termination, a named executive officer must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the Severance Policy. If any of the payments provided for under the Severance Policy or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then the named executive officer will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits. The Severance Policy does not require us to provide any tax gross-up payments to any named executive officer.
Equity Incentive Plans
Under the 2025 Plan and the 2018 Plan, in the event of a merger or change in control, if the successor does not assume, or substitute for an award, the award will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the award will become fully exercisable, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator.
In the event of a merger or change in control, awards granted to a non-employee director under the 2025 Plan while such individual was a non-employee director will fully vest, all restrictions on such awards will lapse, all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels and such awards will become fully exercisable, unless specifically provided otherwise under the applicable award agreement or other written agreement with the non-employee director authorized by the administrator.
Under our 2025 Employee Stock Purchase Plan (the “ESPP”), in the event of a merger or change in control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the offering period with respect to which such option relates will be shortened by setting a new exercise date on which such offering period will end. The new exercise date will occur before the date of the proposed merger or change in control. The administrator of the ESPP will notify each participant prior to the new exercise date, that the exercise date for the option has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period.
Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including group life and disability insurance and travel insurance. We do not maintain any executive-specific benefit or perquisite programs.
Retirement Benefits
We maintain a 401(k) retirement savings plan, which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Code, for the benefit of its employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax (traditional) or post-tax (Roth) basis, through contributions to the 401(k) plan. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Compensation Recovery Policy
In connection with the consummation of the Business Combination, the Board considered and approved an executive compensation recovery policy (the “Clawback Policy”), applicable to our current and future former executive officers in compliance with the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act as implemented by SEC rules and regulations and applicable listing standards. The Clawback Policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement. As is described in more detail in the Clawback Policy, excess compensation generally is incentive-based compensation that exceeds the amount a covered executive otherwise would have received had the compensation been determined based on the restated amounts. Excess compensation is generally covered by the Clawback Policy if received by an individual following the effective date of the policy and during the three completed fiscal years immediately prior to the date it is determined that an accounting restatement is required, such amounts were received after the individual became an executive officer and such individual was an executive officer at any time during the applicable performance period.
Use of Independent Compensation Consultant
The Compensation Committee has the authority to appoint and retain a compensation consultant. The fees for services rendered by the compensation consultant are paid by the Company. For fiscal 2025 compensation decisions, our Compensation Committee engaged Compensia as its independent compensation consultant to advise on executive compensation matters including: overall compensation program design, peer group development and updates, and collecting market data to inform our compensation programs for our executives and members of our Board. Compensia attends meetings of the Compensation Committee when requested to do so and reports directly to our Compensation Committee and not to management, although it meets with management for purposes of gathering information for its analyses and recommendations. In addition to attending meetings of the Compensation Committee, Compensia also meets informally with Committee members upon request. Our Compensation Committee has assessed the independence of Compensia consistent with Nasdaq corporate governance rules and has concluded that its engagement with Compensia does not raise any conflict of interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 31, 2026, by:
•each person known to us to be the beneficial owner of more than 5% of each class of our equity securities;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Securities issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.
The beneficial ownership percentages set forth in the table below are based on 183,727,054 shares of our Common Stock issued and outstanding and 142,155 shares of our Series A Preferred Stock issued and outstanding as of March 31, 2026.
Unless otherwise indicated, we believe that each beneficial owner named in the table below has the sole voting and investment power with respect to all securities beneficially owned by such beneficial owner and the business address of each of the following entities or individuals is 1049 Terra Bella Avenue, Mountain View, California 94043.

Name of Beneficial Owner	Shares of Common Stock	%	Shares of Preferred Stock	%
Five Percent Holders
Ares Acquisition Holdings II LP (the “SPAC Sponsor”) and SPAC Sponsor Affiliate Investor(1)	30,391,627	15.3%	—	—
Alyeska Master Fund, L.P.(2)	20,187,545	9.9%	122,549	86.2%
Paz Eshel Living Trust Dated August 25, 2025(3)	17,075,095	9.3%	—	—
Entities affiliated with SIP(4)	12,543,199	6.8%	—	—
Entities affiliated with Battery(5)	11,356,669	6.2%	—	—
Entities affiliated with Soros(6)	9,967,978	5.4%	—	—
Entities affiliated with LMR(7)(8)	7,489,808	3.9%	19,606	13.8%
Directors and Named Executive Officers
Don Burnette(9)	27,534,047	15.0%	—	—
Surajit Datta	—	—	—	—
Michael Wiesinger(10)	1,745,816	*	—	—
Mohamed Elshenawy	—	—	—	—
Kenneth Goldman(11)	60,970	*	—	—
James Reed(12)	1,056,488	*	—	—
Allyson Satin(13)	59,242	*	—	—
Kristin Sverchek(14)	60,970	*	—	—
Scott Tobin(5)	11,356,669	6.2%	—	—

All Directors and Executive Officers as a Group (12 Individuals)(15)	55,842,268	28.4%	—	—
_____________________________
*Represents beneficial ownership of less than 1%.
(1) Based solely on a Schedule 13G/A filed with the SEC on November 12, 2025. Consists of (i) 12,500,000 shares of Common Stock held by the SPAC Sponsor, of which 6,250,000 of the shares held by the SPAC Sponsor are Sponsor Earn Out Securities that are subject to vesting and vest upon the occurrence of Triggering Event I Threshold during the Earn Out Period, each as defined and described in Note 3 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 11, 2026, (ii) 3,591,627 shares of Common Stock held by the SPAC Sponsor Affiliate Investor and (iii) 14,300,000 shares of Common Stock issuable upon exercise of 14,300,000 Private Placement Warrants purchased by the SPAC Sponsor in connection with AACT’s initial public offering held by the SPAC Sponsor. The SPAC Sponsor is a Cayman Islands exempted limited partnership managed by affiliates of Ares. The SPAC Sponsor Affiliate Investor, AAC II Holdings II LP, is a Delaware limited partnership managed by affiliates of Ares. Ares Acquisition Holdings II is the general partner of the SPAC Sponsor. Ares Holdings L.P. is the sole shareholder of Ares Acquisition Holdings II and the general partner of the SPAC Sponsor Affiliate Investor. Ares Holdings L.P. is an indirect subsidiary of Ares. Ares Management GP LLC (“Ares Management GP”) is the sole holder of the Class B common stock, $0.01 par value per share, of Ares (the “Ares Class B Common Stock”) and Ares Voting LLC (“Ares Voting”) is the sole holder of the Class C common stock, $0.01 par value per share, of Ares (the “Ares Class C Common Stock”). Pursuant to Ares’ Certificate of Incorporation, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners Holdco LLC (“Ares Partners”). Ares Partners is managed by a board of managers, which is composed of Michael J Arougheti, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Partners Board Members”). Mr. Ressler generally has veto authority over decisions of the Ares Partners Board Members. The principal business address of the SPAC Sponsor and the SPAC Sponsor Affiliate Investor is c/o Ares Management LLC, 245 Park Avenue, 44th Floor, New York, NY 10167.

(2) Consists of (i) 15,318,625 shares of Common Stock issuable upon the exercise of 15,318,625 PIPE Warrants held by Alyeska Master Fund, L.P. (“Alyeska”), (ii) 5,155,518 shares of Common Stock issuable upon exercise of 5,155,518 Public Warrants held by Alyeska and (iii) 122,549 shares of Series A Preferred Stock held by Alyeska, convertible into 12,814,310 shares of Common Stock, subject to a 9.9% beneficial ownership limitation. Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(3) Based solely on a Schedule 13G filed with the SEC on October 1, 2025. Mr. Paz Eshel is the sole trustee of the Paz Eshel Living Trust Dated August 25, 2025 and has dispositive power over the shares of Common Stock held thereby. The business address is 2261 Market Street, Suite 85377, San Francisco, CA 94114.

(4) Based solely on a Schedule 13G filed with the SEC on September 30, 2025. Consists of (i) 2,990,929 shares of Common Stock held of record by SIP Global Tech Fund I, L.P., (ii) 1,454,910 shares of Common Stock held of record by SIP Global Tech Opportunity LLC, (iii) 1,117,486 shares of Common Stock held of record by SIP Global Tech Opportunity 3 LLC and (iv) 6,979,874 shares of Common Stock held of record by SIP Global Tech Opportunity 4 LLC (collectively referred to as “SIP”). The sole general partner of SIP Global Tech Fund I, L.P. is SIP Global Tech Fund I, Inc. The managing members of SIP Global Tech Fund I, Inc. who may be deemed to share voting and dispositive power with respect to the shares held by SIP Global Tech Fund I, L.P. are Jeffrey Smith, Justin Turkat, and Shigeki Saitoh. The manager of the rest of the SIP entities is SIP Global Opportunity Manager LLC. The managing members who may be deemed to share voting and dispositive power with respect to the shares held by SIP Global Tech Opportunity LLC, SIP Global Tech Opportunity 3 LLC and SIP Global Tech Opportunity 4 LLC are Matthew Salloway, Justin Turkat and Shigeki Saitoh. Each of the foregoing persons disclaims beneficial ownership of these shares except to the extent of his/her pecuniary interest therein. The address of SIP Global Tech Fund I, Inc. is C/O Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Dr., P.O. Box 2681, George Town, Grand Cayman KY1-1111 Cayman Islands. The address of SIP Global Opportunity Manager LLC is 16192 Coastal Hwy, Lewes, DE 19958.

(5) Based solely on a Schedule 13D filed with the SEC on October 1, 2025. Consists of (i) 215,770 shares of Common Stock held of record by Battery Investment Partners XII, LLC (“BIP XII”), and (ii) 11,140,899 shares of Common Stock held of record by Battery Ventures XII, L.P. (“BV XII” and together with BIP XII, “Battery”). The sole general partner of BV XII is Battery Partners XII, LLC (“BP XII”) and the sole managing member of BIP XII is BP XII. The managing members of BP XII who may be deemed to share voting and dispositive power with respect to the shares held by BV XII and BIP XII are Neeraj Agrawal, Michael Brown, Morad Elhafed, Jesse Feldman, Russell Fleischer, Roger Lee, Chelsea Stoner, Dharmesh Thakker, and Scott Tobin. The address of each of these entities is One Marina Park Drive, Suite 1100, Boston, MA 02210.

(6) Based solely on a Schedule 13G filed with the SEC on October 1, 2025. Consists of 9,967,978 shares of Common Stock held by Quantum Partners LP, a Cayman Islands exempted limited partnership ("Quantum Partners"), and certain other funds/accounts (together with Quantum Partners, the “Soros Accounts”). Soros Fund Management LLC (“SFM LLC”) serves as investment manager to each of the Soros Accounts. As such, SFM LLC has been granted investment discretion over portfolio investments, including the Common Stock held for the Soros Accounts. George Soros serves as Chairman of SFM LLC and has sole discretion to replace FPR Manager LLC, the manager of SFM LLC. The address for SFM LLC and George Soros is 250 West 55th Street, New York, NY 10019.

(7) Consists of (i) 1,225,375 shares of Common Stock issuable upon exercise of 1,225,375 PIPE Warrants held by LMR Multi-Strategy Master Fund Limited (“LMR Multi-Strategy”), (ii) 1,494,481 shares of Common Stock issuable upon exercise of 1,494,481 Public Warrants held by LMR Multi-Strategy and (iii) 9,803 shares of Series A Preferred Stock held by LMR Multi-Strategy, convertible into up to 1,025,048 shares of Common Stock, subject to a 9.9% beneficial ownership limitation. Investment discretion of LMR Multi-Strategy, including but not limited to the voting and dispositive power of the shares, has been delegated to LMR Partners AG (“LMR”) and certain of its affiliates. LMR and its affiliates disclaim beneficial ownership of the securities. The address for LMR is Ground Floor, Glärnischstrasse 8, 8002 Zürich, Switzerland.

(8) Consists of (i) 1,225,375 shares of Common Stock issuable upon exercise of 1,225,375 PIPE Warrants held by LMR CCSA Master Fund Limited (“LMR CCSA”), (ii) 1,494,481 shares of Common Stock issuable upon exercise of 1,494,481 Public Warrants held by LMR CCSA and (iii) 9,803 shares of Series A Preferred Stock held by LMR CCSA, convertible into up to 1,025,048 shares of Common Stock, each such conversion subject to a 9.9% beneficial ownership limitation. Investment discretion of LMR CCSA, including but not limited to the voting and dispositive power of the shares, has been delegated to LMR and certain of its affiliates. LMR and its affiliates disclaim beneficial ownership of the securities. The address for LMR is Ground Floor, Glärnischstrasse 8, 8002 Zürich, Switzerland.

(9) Consists of (i) 25,915,204 shares of Common Stock held by Donald Burnette, (ii) 1,385,765 shares of Common Stock held by Citizens Trust Company of Delaware, Trustee of the Burnette Family Irrevocable Trust dated August 11, 2025 (the “Family Trust”), and (iii) 233,078 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 2026. Mr. Burnette and Mr. Burnette’s spouse have shared voting and dispositive power with respect to the shares held by the Family Trust.

(10) Consists of (i) 178,740 shares of Common Stock and (ii) 1,567,076 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 2026.
(11) Consists of 60,970 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 2026.
(12) Consists of 1,056,488 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 2026.
(13) Consists of 59,242 shares of Common Stock held by the Satin Family Revocable Trust. Ms. Allyson Satin is a trustee of the Satin Family Revocable Trust and has shared dispositive power of the shares of the Common Stock held thereby. The business address of the trust is c/o Ares Management LLC, 1800 Ave of the Stars Ste 1400, Los Angeles, CA 90067.

(14) Consists of 60,970 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 2026.
(15) Consists of (i) 43,215,664 shares of Common Stock and (ii) 12,626,604 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 2026.
Please see the sections titled “Board of Directors and Corporate Governance,” “Executive Compensation” and “Certain Relationships and Related Transactions” for information regarding material relationships with our principal securityholders within the past two years.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Board of Directors and Corporate Governance —Non-Employee Director Compensation” and “Executive Compensation,” the following is a description of each transaction since January 1, 2025 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Related Party Transactions with SPAC Sponsor and SPAC Sponsor Affiliates
AACT Class B Ordinary Shares
On April 22, 2025, the SPAC Sponsor converted all of its 12,500,000 AACT Class B Ordinary Shares into AACT Class A Ordinary Shares (the “Converted AACT Class A Ordinary Shares”) on a one-for-one basis, which was subsequently converted into 12,500,000 shares of our Common Stock upon our domestication to a Delaware corporation in connection with the Business Combination.
Private Placement Warrants
Concurrently with the closing of AACT’s initial public offering (the “IPO”), AACT consummated the private placement of 14,300,000 Private Placement Warrants, including 1,000,000 Private Placement Warrants to cover over-allotments, for an aggregate purchase price of $14.3 million in a private placement to the SPAC Sponsor. Each Private Placement Warrant was exercisable to purchase one share of AACT Class A Ordinary Shares at a price of $11.50 per share prior to the Closing and is now exercisable to purchase one share of our Common Stock at a price of $9.28 per share.
Business Combination Registration Rights Agreement
At the Closing, AACT, the SPAC Sponsor, and certain Legacy Kodiak security holders entered into an A&R Registration Rights Agreement, pursuant to which, among other things, the SPAC Sponsor and such Legacy Kodiak security holders are granted certain customary registration rights, on the terms and subject to the conditions therein, with respect to our securities that they hold following the Business Combination. Upon the closing of the Business Combination, the SPAC Sponsor was no longer entitled to nomination rights for appointing a director to our Board.
Advisory Agreement
On April 20, 2023, AACT engaged Ares Management Capital Markets LLC (“AMCM”), an affiliate of the SPAC Sponsor, to provide consulting and advisory services to AACT in connection with the IPO and an initial business combination. AMCM received an IPO advisory fee of $2.0 million, paid upon the closing of the IPO. Pursuant to its engagement letter with AACT, AMCM was eligible to receive a deferred IPO advisory fee of $3.5 million, payable solely in the event that the AACT completes an initial business combination. Prior to the execution of the definitive business combination agreement dated April 14, 2025 (the “Business Combination Agreement”), AACT and AMCM agreed to adjust the aggregate amount payable to AMCM as an IPO advisor upon closing of the Business Combination to $2.8 million. Such fees were reimbursed from a portion of the fees paid to the underwriters of the IPO in connection with the Closing.
Sponsor Support Agreement
On April 14, 2025, the SPAC Sponsor entered into an agreement with AACT and Legacy Kodiak, pursuant to which the SPAC Sponsor agreed to, among other things: (i) vote in favor of adoption of the Transaction Proposals (as defined in the Business Combination Agreement); (ii) vote against any Alternative Transaction (as defined in the Business Combination Agreement) and any merger agreement or merger other than the Business Combination Agreement and the Business Combination; and (iii) vote against any change in the business, management or board of directors of AACT (other than in connection with the Transaction Proposals or pursuant to the Business Combination Agreement or ancillary agreements).
Contribution
On April 16, 2025, the SPAC Sponsor agreed to make monthly deposits of $1.0 million directly to AACT’s trust account (the “Contributions”), up to an aggregate amount of $9.9 million. The Contributions represent $0.02 for each outstanding AACT Class A Ordinary Share, other than the Converted AACT Class A Ordinary Shares held by the SPAC Sponsor. The first Contribution was made on April 25, 2025, and additional Contributions were made on the 25th day of each month following April 25, 2025 (or if such day was not a business day, on the business day immediately preceding such day) until the Closing. As of the Closing, the SPAC Sponsor had made $4.9 million of Contributions. The Contributions did not bear any interest and were repaid upon the closing of the Business Combination.
Overfunding Loans
On April 25, 2023, concurrently with the closing of the IPO, the SPAC Sponsor extended to AACT a non-interest bearing loan of $4.5 million and an additional non-interest bearing loan of $500,000, for an aggregate outstanding principal amount of $5.0 million (the “Overfunding Loans”). The Overfunding Loans were extended to ensure that the initial amount in the AACT’s trust account was $10.10 per public share. The Overfunding Loans were repaid upon the closing of the Business Combination.
Working Capital Loans
To finance transaction costs in connection with a business combination, the SPAC Sponsor or an affiliate of the SPAC Sponsor provided AACT with Working Capital Loans (separate from the Overfunding Loans). The SPAC Sponsor provided an aggregate of $1.7 million in Working Capital Loans to AACT. The Working Capital Loans were repaid upon the closing of the Business Combination.
Administrative Service Fee
On April 20, 2023, AACT agreed to pay the SPAC Sponsor, or an affiliate of the SPAC Sponsor, a monthly fee of $16,667 for office space, utilities, secretarial support and administrative services. AACT incurred $50,000 during both the three months ended March 31, 2025 and 2024, and $200,004 and $139,447 during the years ended December 31, 2024 and 2023, respectively, in expenses in connection with such services. This arrangement terminated upon the closing of the Business Combination.
Observer Agreement
In connection with the Closing, we entered into the a board observer agreement (the “Observer Agreement”) with the SPAC Sponsor. Pursuant to the Observer Agreement, following the Closing, the SPAC Sponsor is entitled to appoint one non-voting observer representative to attend certain meetings of our Board and our Board committees until the commencement of the third annual meeting of our stockholders following the Closing, subject to certain exceptions.
Letter Agreement
In addition, AACT, Legacy Kodiak, the SPAC Sponsor, and AAC II Co-Invest LP, a vehicle owned by certain Ares employees in which an officer and director of AACT was invested entered into a letter agreement whereby they (i) agreed that upon the Closing, our Board would waive the lockup restrictions with respect to shares of our Common Stock to be issued upon the conversion of the Second Lien Loans, other than those shares of our Common Stock to be issued to the SPAC Sponsor Affiliate Investor with respect to the initial Second Lien Loans provided by the SPAC Sponsor Affiliate Investor or to any of our directors, and (ii) provided that AAC II Co-Invest LP would have certain customary registration rights with respect our Common Stock to be received by such entity following conversion of the Second Lien Loans provided by such entity.
Second Lien Loan and Security Agreement and Related Acknowledgement
On August 22, 2025, an entity affiliated with Allyson Satin, a member of our Board, and at the time AACT’s Chief Operating Officer, funded $0.4 million of Second Lien Loans. In connection with the Series A Preferred Investment, Legacy Kodiak and the SPAC Sponsor entered into a certain acknowledgement and agreement dated September 15, 2025 pursuant to which Legacy Kodiak and the SPAC Sponsor determined that for purposes of the Second Lien Loan and Security Agreement, as of September 15, 2025, the conversion price of the Second Lien Loan for purposes of its conversion to shares of Common Stock in connection with the Closing was equal to $6.00.
Pre-Business Combination Related Party Transactions
Walmart Agreement
On October 3, 2023, Legacy Kodiak entered into a Master Transportation Agreement with Wal-Mart Transportation, LLC (“Walmart”), as amended on May 28, 2024 and November 14, 2024 (the “Walmart Agreement”). Pursuant to the Walmart Agreement, Legacy Kodiak agreed to provide certain transportation services utilizing its Kodiak Driver-powered trucks to Walmart. For the year ended December 31, 2025, we received revenue in the amount of $169,000 pursuant to the Walmart Agreement. James Reed currently serves on our Board and served as the Vice President of Transportation of Walmart until May 2025. As a result, Mr. Reed may be deemed to have an indirect material interest in the Walmart Agreement.
Gerhard Eschelbeck Compensation
Gerhard Eschelbeck, the father-in-law of Michael Wiesinger, has served as Legacy Kodiak’s Chief Security Officer since October 2022. Total compensation paid to Mr. Eschelbeck for the year ended December 31, 2025 consisted of base salary, bonus and other benefits totaling $120,000.00 and an option award granted under the 2018 Plan having an aggregate grant date fair value of $65,016, which award is subject to certain service-based vesting conditions.
SAFE Transactions
At various times since January 1, 2025, Legacy Kodiak has entered into SAFEs, each of which contemplates a valuation cap of $500.0 million and a discount rate of 50%, with certain investors, including certain of Legacy Kodiak’s related parties (collectively, the “SAFE Transactions”).
The following table sets forth a summary of the SAFE Transactions entered into with related parties since January 1, 2025:

Investor Name	Date of Transaction	Investment Amount ($)	Number of Shares of Common Stock Received at the Closing	Related Party
Aliya Growth Fund LLC-Series RR	02/24/2025	2,500,000	1,091,520	Ross Kestin(1)
Battery Ventures XII, L.P.	02/24/2025	1,471,500	642,469	Scott Tobin(2)
Battery Investment Partners XII, LLC	02/24/2025	28,500	12,443	Scott Tobin(2)
_____________________________
(1) Ross Kestin is the Founding Partner and CEO of Aliya and is a former director of the Legacy Kodiak Board.
(2) Scott Tobin is Senior Partner at Battery Ventures, served as a director on the Legacy Kodiak Board, and serves as a director on our Board.
The terms detailed in the table above reflect the terms for each of the SAFEs after they were amended and restated on February 24, 2025.
Second Lien Loan and Security Agreement
On April 14, 2025, Legacy Kodiak entered into the Second Lien Loan and Security Agreement, pursuant to which Legacy Kodiak has received funding from certain lenders, including certain of Legacy Kodiak’s related parties, and issued Second Lien Loans to such parties convertible into Common Stock. In connection with the Closing, subject to certain exceptions, the Second Lien Loans automatically converted into Legacy Kodiak Common Stock and subsequently converted into shares of our Common Stock.
The following table sets forth a summary of the Second Lien Loan transactions entered into with related parties:

Lender Name	Date of Transaction(1)	Delayed Draw Second Lien Loan ($)	Number of Shares of Common Stock Received at the Closing	Related Party	Description of the Relationship
Aliya Growth Fund LLC-Series AG	04/14/2025	5,000,000	865,485	Ross Kestin	(2)
The Satin Family Revocable Trust	8/22/2025	350,000	59,242	Allyson Satin	(3)
_____________________________
(1) The delayed draw Second Liens Loans were fully funded over time.
(2) Ross Kestin is the Founding Partner and CEO of Aliya and is a former director of the Legacy Kodiak Board.
(3) Allyson Satin was the Chief Operating Officer of AACT and is a member of our Board.
For a description of the material terms of the Second Lien Loan and Security Agreement, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Contractual Obligations and Other Commitments” in our Annual Report on Form 10-K for the year ended December 31, 2025.
Company Support Agreement
In connection with the entrance into of the Business Combination Agreement, certain Legacy Kodiak stockholders and Don Burnette entered into a Company Support Agreement with Legacy Kodiak and AACT. Among such stockholders are: (i) Aliya, which is affiliated with Ross Kestin, a former director of the Legacy Kodiak Board; (ii) SIP, which held more than 5% of the outstanding capital stock of Legacy Kodiak and holds more than 5% of our outstanding capital stock upon the Closing; (iii) Battery Ventures, which is affiliated with Scott Tobin, a director on the Legacy Kodiak Board and our Board; and (iv) Paz Eshel, who held more than 5% of the outstanding capital stock of Legacy Kodiak and holds more than 5% of our outstanding capital stock upon the Closing.
PIPE Subscription Agreements and Series A Preferred Investment
Concurrently with the execution of the Business Combination Agreement, in connection with a financing effort related to the Business Combination, AACT entered into Subscription Agreements with the PIPE Investors, including entities affiliated with Soros (Quantum Partners LP and Palindrome Master Fund LP) and Alyeska Master Fund, L.P. (“Alyeska”), who hold more than 5% of our Common Stock and Series A Preferred Stock, respectively. Pursuant to the Subscription Agreements, the entities affiliated with Soros agreed to purchase shares of Common Stock at a price per share equal to the Redemption Price for an aggregate commitment amount of $10.0 million and Alyeska agreed to purchase shares of Common Stock at a price per share equal to 90% of the Redemption Price for an aggregate commitment amount of $50.0 million. In addition, on September 15, 2025, in connection with a financing effort related to the Business Combination, AACT entered into a Preferred Subscription Agreement with Alyeska amending and restating its Subscription Agreement, pursuant to which Alyeska agreed, among other things, to purchase, in lieu of its initial $50 million PIPE commitment, $125 million worth of shares of Series A Preferred Stock and PIPE Warrants. In connection with the Closing, the $10.0 million aggregate subscription amount of the entities affiliated with Soros was deemed satisfied and offset by their holdings of AACT Class A Ordinary Shares that were not redeemed from AACT’s trust account. At the Closing, we issued an aggregate of 122,549 shares of Series A Preferred Stock and PIPE Warrants to purchase an aggregate of 12,254,900 shares of Common Stock to Alyeska.
Indemnification Agreements
In connection with the consummation of the Business Combination, we entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service to the fullest extent permitted by law. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding to the fullest extent permitted by law. Our Bylaws also empower us to purchase insurance on behalf of any person whom we are required or permitted to indemnify. For additional information related to Kodiak’s indemnification obligations in respect of its directors and officers, see the section titled “Board of Directors and Corporate Governance —Limitation on Liability and Indemnification of Directors and Officers.” We believe that the indemnification provisions in our Certificate of Incorporation and Bylaws, liability insurance and any indemnification agreements that are entered into are necessary to attract and retain talented and experienced directors and officers.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions, which provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. This policy also provides that a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons. Our Audit Committee has the primary responsibility for reviewing and approving or disapproving related person transactions. In addition to this policy, our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related person transactions.
All related person transactions described in this section occurred prior to adoption of the formal, written policy described above, and therefore these transactions were not subject to the approval and review procedures set forth in the policy.

OTHER MATTERS
Stockholder Proposals or Director Nominations for the 2027 Annual Meeting
Stockholder Proposals
If a stockholder would like us to consider including a proposal in our proxy statement for our 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 25, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Kodiak AI, Inc.
Attention: Corporate Secretary
1049 Terra Bella Avenue
Mountain View, California 94043
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2027 annual meeting, the stockholder must provide timely written notice to our corporate secretary at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our Bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•    no earlier than 8:00 a.m., Pacific time, on February 11, 2027; and
•    no later than 5:00 p.m., Pacific time, on March 13, 2027.
If our 2027 annual meeting has been changed by more than 25 days from the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•    no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of our 2027 annual meeting, and
•    no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of the 2027 annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our Bylaws, which, in general, require that the notice be received by our corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

Availability of Bylaws
A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2025, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements, except that one Form 4 report was filed one day late for each of Ms. Major and Mr. Wiesinger, with respect to eight and six transactions, respectively, in each case due to administrative error in connection with reporting the correct number of restricted stock units issued on September 24, 2025, the Closing Date.
2025 Annual Report
Our financial statements for our fiscal year ended December 31, 2025 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://investors.kodiak.ai and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Kodiak AI., 1049 Terra Bella Avenue, Mountain View, California 94043, Attention: Corporate Secretary.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
Our Board does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our capital stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
BOARD OF DIRECTORS
Mountain View, California
April 24, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KDK2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93265-P46458

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KODIAK AI, INC.

The Board of Directors recommends you vote "FOR" the following:

1. Election of Directors

Nominees:	For	Withhold
1a. Don Burnette	☐	☐
1b. Kristin Sverchek	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V93266-P46458

KODIAK AI, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2026 10:00 AM PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Surajit Datta and Jordan Coleman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all of the shares of Kodiak AI, Inc. capital stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Kodiak AI, Inc. to be held on June 11, 2026, at 10:00 a.m. Pacific Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS FOR THE PROPOSALS LISTED HEREIN, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(To be marked, dated and signed on reverse side)